Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – May 22, 2013 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events. The Company will post an investor presentation on the homepage of the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time the day prior to each event.

Senior Vice President – Geosciences Terry Barrett will present at the SunTrust Robinson Humphrey 2013 “Play-by-Play” Oil and Gas Conference on May 30, 2013 at 12:55 p.m. Eastern time. The event is not webcast.

Chief Financial Officer Bob Howard will present at the 2013 GHS 100 Energy Conference on June 25, 2013 at 2:30 p.m. Central time. The event will be webcast, accessible from the Company’s homepage, www.billbarrettcorp.com.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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